UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

TRAVERE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive, Suite 300

San Diego, CA 92130

(Address of Principal Executive Offices, including Zip Code)

(888) 969-7879

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TVTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 7, 2024, we entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Leerink Partners LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in a public offering of 7,812,500 shares of our common stock, par value $0.0001 per share. The price to the public in the offering is $16.00 per share and the discount to the Underwriters is $0.96 per share. The net proceeds to us from the offering are expected to be approximately $117.0 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The closing of the offering is expected to occur on November 12, 2024, subject to the satisfaction of customary closing conditions. In addition, we granted the Underwriters a 30-day option to purchase up to 1,171,875 additional shares of our common stock at the public offering price, less the underwriting discounts and commissions. We anticipate using the net proceeds from the offering for general corporate purposes, which may include commercialization expenses, clinical trial and other research and development expenses, capital expenditures, working capital and general and administrative expenses.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to our registration statement on Form S-3 (Registration Statement No. 333-281194), which became automatically effective upon filing with the Securities and Exchange Commission (“SEC”) on August 1, 2024, and a prospectus supplement thereunder. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is filed as Exhibit 5.1 hereto.

On November 7, 2024, we issued press releases announcing the offering and the pricing thereof. Copies of these press releases are filed as Exhibits 99.1 and 99.2 hereto, respectively.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. These statements may be identified by introductory words such as “may,” “expects,” “plan,” “believe,” “will,” “achieve,” “anticipate,” “would,” “should,” “subject to” or words of similar meaning, or by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements include statements regarding our expectations with respect to the completion, timing and size of the public offering, the estimated net proceeds of the public offering and the anticipated use of the net proceeds of the public offering. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, risks related to our business, and those factors disclosed in our filings with the SEC, including under the “Risk Factors” heading of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. These forward-looking statements represent our judgment as of the time of this report. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 7, 2024, by and among Travere Therapeutics, Inc., Jefferies LLC and Leerink Partners LLC.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Launch Press Release dated November 7, 2024.

99.2	Pricing Press Release dated November 7, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVERE THERAPEUTICS, INC.

Dated: November 8, 2024	By:	/s/ Eric Dube
	Name:	Eric Dube
	Title:	President and Chief Executive Officer